                                                                    EXHIBIT 99.5


                    2000 NONSTATUTORY STOCK OPTION AGREEMENT


THIS NONSTATUTORY STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into as of the date set forth on the signature page hereto (the "Grant Date"), by and between Reliance Computer Corp., a Delaware corporation (the "Company"), and the person designated as Optionee on the signature page hereto (the "Optionee"). The Company has granted Optionee this option (the "Option") to purchase a total of that number of shares of Common Stock of the Company as set forth on the signature page hereto (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Reliance Computer Corp. 2000 Long Term Incentive Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Plan, the Plan shall control. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

Pursuant to the Plan, the Board or the Committee has determined that it is to the advantage and best interest of the Company to grant this Option to the Optionee.

1.       NATURE OF THE OPTION.

This Option is NOT intended by the Company and the Optionee to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but instead is granted as a Nonstatutory Option within the meaning of the Plan.

2.       EXERCISE PRICE.

The exercise price is as set forth on the signature page hereto for each share of Common Stock.

3.       VESTING AND EXERCISABILITY.

This Option shall vest and become exercisable during its term in accordance with the Plan and as follows:

         3.1      VESTING.

                  ___________________________________________________________.

         3.2      RIGHT TO EXERCISE

                  3.2.1 Subject to the provisions of this Section 3.2, this Option shall be exercisable immediately, in whole or in part, to the extent the Option has vested prior to exercise as provided in Sections 3.1.1.1 and
                           3.1.1.2. If exercised in part, the balance of this Option shall be exercisable at any time thereafter, subject to the vesting requirements of Section 3.1.

                  3.2.2 This Option may not be exercised for a fraction of a share.

                  3.2.3 In the event of termination of Optionee's Continuous Status as an Service Provider, the exercisability of the Option is governed by this Section 3.2 and
                           Section 7 below.

                  3.2.4 In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 12 below.

         3.3 METHOD OF EXERCISE. This Option shall be exercisable by written notice in the form attached hereto as Exhibit A, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price in any form permitted under Section 5 below. This Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the exercise price.

                  No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. The Company agrees to take such reasonable actions as may be necessary to cause the issuance of the Shares to be in compliance with the aforementioned laws and requirements. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4. OPTIONEE'S REPRESENTATIONS AND SECURITIES LAW COMPLIANCE. In connection with the issuance of the Option, Optionee represents the following:

         4.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. Optionee is entering into this Agreement for its own account for investment PURPOSES only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act"). In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, (a) the Company may require Optionee, concurrently with the exercise of all or any portion of this Option, to deliver to the Company an Investment Representation Statement containing the statements (to the extent required under applicable law) set forth in Exhibit B and (b) the certificate for the Shares shall bear appropriate legends.

         4.2 DISCLOSURE OF INFORMATION. Optionee has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement. Optionee has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of this Agreement. Optionee is sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to enter into this Agreement.

         4.3 INVESTMENT EXPERIENCE. Optionee is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk and complete loss of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of entering into this Agreement. Optionee has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional legal, tax, accounting and financial advisors the suitability of entering into this Agreement for its particular tax and financial situation.

         4.4 RESTRICTED SECURITIES. Optionee understands that the Option and its underlying Shares are characterized as "RESTRICTED SECURITIES" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for any exemption from registration may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of these securities, or for a period of one year or any other fixed period in the future. Optionee further understand that these securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144). Moreover, Optionee understands that the Company is under no obligation to register the Securities.

         4.5 RULE 144. Optionee is familiar with the provisions of Rule 144, promulgated under THE Securities Act, which, in substance, permits limited public resale of "RESTRICTED SECURITIES" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring after prescribed holding periods and then, under some circumstances, subject to certain volume restrictions during any three month period, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act"). There can be no assurances that the requirements of Rule 144 will be met, or that these securities will ever be saleable. Optionee further understand that at the time it wishes to sell these securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Optionee would be precluded from selling these securities under Rule 144 even if the minimum holding period had been satisfied.

         4.6 OPINION OF COUNSEL FOR DISPOSITION OF UNDERLYING SHARES. In the event that the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act at the time the Option is exercised, in connection with any disposition of such Shares, Optionee may be required to furnish to the Company, at Optionee's expense, an opinion of its counsel, satisfactory to the Company in form and substance, to the effect that disposition will not require registration.

         4.7 ACCREDITED INVESTOR. Optionee represents and warrants that it is an Accredited Investor (as defined in Rule 501 under the Securities Act), by reason of having or being (check each of the following representations that is applicable):

         [ ] (a) Individual net worth, or joint net worth his or her spouse, in excess of $1,000,000.

         [ ] (b) Individual income in excess of $200,000 for the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and a reasonable expectation of income at that level in the current year.

         [ ] (c) A director or executive officer of the Company.

         [ ] (d) OPTIONEE IS NOT AN ACCREDITED INVESTOR.

5.       METHOD OF PAYMENT.

Payment of the exercise price shall be by (i) cash, (ii) check, (iii) surrender of other shares of Common Stock of the Company which either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company and have a Fair Market Value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised, or (iv) if the Common Stock is publicly traded and the Shares purchasable have been registered under the Securities Act of 1933, as amended, at the time of Option exercise, delivery of a properly executed exercise notice together with irrevocable instructions to an agent of the Company to sell the Shares and promptly deliver to the Company that portion of the sale or loan proceeds required to pay the exercise price.

6.       RESTRICTIONS ON EXERCISE.

This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7.       TERMINATION OF STATUS AS A SERVICE PROVIDER.

In the event of termination of Optionee's Continuous Status as a Service Provider, the vested portion, if any, of this Option shall continue to remain outstanding and the unvested portion of this Option, if any, shall be cancelled. In the event this Option is partially or wholly vested on the date of termination of Optionee's Continuous Status as a Service Provider and is not exercised within the earlier of (a) the period set forth in Section 12 or (b) six months after termination of Optionee's Continuous Status as a Service Provider (or within eighteen months in the case of termination as a result of Optionee's death or Permanent Disability), this Option shall terminate. Notwithstanding the foregoing, nothing herein shall prevent the Company from entering into an agreement with a service provider upon the termination of his/her Continuous Status as a Service Provider to repurchase any Shares issued to the service provider prior to such date upon the exercise of options granted under the Plan. Permanent Disability exists if an individual is unable to perform his ordinary and customary duties as a service provider of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

8.       NON-TRANSFERABILITY OF OPTION.

This Option may not be transferred in any manner otherwise than by will, or by the laws of descent or distribution, or pursuant to a qualified domestic relations order as defined by the Code or regulations thereunder, and may be exercised during the lifetime of Optionee only by the Optionee or the spouse of the Optionee who obtained the Option pursuant to a qualified domestic relations order. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.       COMPANY RIGHT OF FIRST REFUSAL.

         9.1 In the event the Optionee exercises this Option and proposes to sell, pledge or otherwise transfer any Shares (other than under the Buy-Out Option described in Section 17 below), the Company shall have a right of first refusal (the "Right of First Refusal") with respect to such Shares. Optionee agrees that in no event will Optionee sell, pledge or otherwise transfer any Shares except in compliance with this Section. Before any proposed transfer, Optionee shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Company shall have the right to purchase the Shares subject to the Transfer Notice on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Company's Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's rights under this Section 9.1 shall be freely assignable, in whole or in part. In the event the Company and/or its assignee elects to purchase the Shares subject to the Transfer Notice, the Company and/or its assignee must purchase all the Shares subject to the Transfer Notice.

         9.2 If the Company fails to exercise in full the Right of First Refusal within thirty (30) days from the date the Transfer Notice is delivered to the Company, the

                  Optionee may, not later than ninety (90) days following delivery to the Company of the Transfer Notice, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this Section 9. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of shares of Stock on the terms set forth in the Transfer Notice within thirty (30) days after the delivery of the Transfer Notice to the Company.

         9.3 All transferees of Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that they will receive and hold such Shares or interests subject to the provisions of this Agreement, including a Right of First Refusal with respect to any subsequent transfer of the Shares and the Buy-Out Option. Any sale or transfer of any Shares shall be void unless the provisions of this Section 9 are met.

         9.4 The Right of First Refusal shall terminate at such time as a public market exists for the Company's Common Stock (or any other stock issued by the Company, or any successor, in exchange for the Shares). For the purpose of this Agreement, a "public market" shall be deemed to exist if quotations for such stock are reported by the automated quotations system operated by the National Association of Securities Dealers Automated Quotations System (NASDAQ) or by an equivalent quotations system or if the stock is listed on a stock exchange.

         9.5 The Right of First Refusal shall not apply to a transfer of the Shares to the Optionee's ancestors or descendants or spouse or to a trustee for their benefit, provided that such transferee shall agree in writing (in a form satisfactory to the Company) to take the Shares subject to all terms of this Agreement, including (i) a Right of First Refusal with respect to any subsequent transfer of the Shares and (ii) the Buy-Out Option described in Section 17.


10.      ADJUSTMENT FOR REORGANIZATIONS, STOCK SPLITS, ETC.

In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or the like, an appropriate and proportional substitution or adjustment shall be made for or in (a) the number and class of Shares subject to outstanding Options and Awards of Restricted Stock (b) the Option Price of Options, and (c) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan. No fractional Shares shall be issuable on account of any action or occurrence under this
Section 10. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to issue scrip certificates in respect to any fractional Shares, which scrip certificates shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe.

11.      TRANSFERABILITY OF THE SHARES.

         11.1 Shares which are issued by an exercise of this Option shall be subject to the transfer restrictions of Section 7.6, the Right of First Refusal in Section 9, the Buy-Out Option described in
                  Section 17, and the other transfer restrictions set forth herein. Accordingly, such Shares may be sold, transferred, pledged, hypothecated or otherwise disposed of only as provided herein.

         11.2 The certificate or certificates evidencing any of the Shares shall be endorsed with legends substantially as follows:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE STOCK OPTION AGREEMENT PURSUANT TO WHICH SUCH SHARES WERE PURCHASED, WHICH AGREEMENT INCLUDES RESTRICTIONS ON TRANSFER, RIGHTS OF FIRST REFUSAL AND BUY-OUT OPTION IN FAVOR OF THE CORPORATION. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE CORPORATION."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, OR TRANSFERRED ONLY IF (A) REGISTERED OR QUALIFIED PURSUANT TO THE PROVISIONS OF THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) IF IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AN EXEMPTION OR EXCEPTION FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS IS AVAILABLE."

         11.3 Transfer or sale of the Shares is subject to restrictions on transfer imposed by state and Federal securities laws. Any transferee from Optionee shall hold Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

12.      TERM OF OPTION.

This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

13.      TAX ON EXERCISE.

Optionee understands that, under current law and assuming that the Option is a Nonstatutory Option, he will be treated for federal income tax purposes as having received ordinary income at the time of exercise of the Option in an amount equal to the difference between the exercise price and the Fair Market Value of the Shares at the date of exercise.

14.      WITHHOLDING OF TAXES.

Subject to Section 13 of the Plan, upon the exercise of this Option, the Company shall have the right to require Optionee or Optionee's permitted successor in interest to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to such

Shares. In its sole discretion, the Company may permit Optionee to make such payment in whole or in part by delivery of other shares of Common Stock owned by, and in the possession of, Optionee, such shares to be valued at their Fair Market Value on the date of surrender.

15.      GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF DELAWARE OR ANY OTHER JURISDICTION.

16.      NOTICES.

Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by ten (10) days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or three (3) days after delivery.

         If to the Company:     Reliance Computer Corp.
                                2251 Lawson Lane
                                Santa Clara, CA  95054
                                Attn: Corporate Secretary

         If to Optionee:        As set forth on the signature page hereto.


17.      BUY-OUT OPTION.

The Option is subject to a Buy-Out Agreement of even date herewith which gives the Company a Buy-Out Option, exercisable after the date on which Optionee's employment with, or rendering of services to, the Company is terminated, to purchase all of Optionee's Shares at a price determined in part by an independent appraisal. Execution by Optionee of the Buy-Out Agreement with respect to the Shares covered by the option shall be a condition precedent to the grant of the Option to Optionee hereunder.


                                     Reliance Computer Corp.
                                     a Delaware Corporation

                                     By: _______________________________________

                                     Title: ____________________________________


OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING PROVISION OF SERVICES TO THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE TRANSACTIONS

CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL. NOTHING IN THIS AGREEMENT OR THE PLAN SHALL EXPAND OR LIMIT IN ANY MANNER WHATSOEVER THE RIGHT OR POWER OF THE COMPANY TO TERMINATE OPTIONEE'S EMPLOYMENT OR SERVICE RELATIONSHIP WITH OR WITHOUT CAUSE.

NOTE CAREFULLY: This Option Agreement is subject to a Buy-Out Agreement of approximately even date herewith which gives the Company a Buy-Out Option, exercisable after the date on which Optionee's employment with, or rendering of services to, the Company is terminated, to purchase all of Optionee's Shares at a price determined in part by an independent appraisal. This Option Agreement also gives the Company the Right of First Refusal on any transfer of the Shares by Optionee under certain circumstances.

Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. Similarly, Optionee acknowledges receipt of a copy of the Buy-Out Agreement and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan, the Buy-Out Agreement and this Option Agreement in their entirety, has had an opportunity to obtain the advice of independent legal counsel prior to executing the Buy-Out Agreement and this Option Agreement, and fully understands all provisions of the Plan, this Option Agreement, and the Buy-Out Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

OPTIONEE HAS COMPLETED THE ITEMS SET FORTH IN SECTION 4.7 ABOVE.


Date:                                      Optionee Signature:
               ---------------------------                     --------------------------------

Shares:                                    Optionee Name:
               ---------------------------                     --------------------------------

Exercise Price:                            Optionee Address:
               ---------------------------
                                                               --------------------------------


                                                               --------------------------------


                                                               --------------------------------


              SIGNATURE PAGE TO NONSTATUTORY STOCK OPTION AGREEMENT

By his or her signature below, the spouse of Optionee affirms that he/she has read in their entirety, and agrees to be bound by all of the terms and conditions of, the foregoing Option Agreement (including the provisions thereof relating to the Right of First Refusal), the Plan and the Buy-Out Agreement.


                                        Spouse:
                                                --------------------------------

                                    EXHIBIT A

                       NOTICE OF EXERCISE OF STOCK OPTION


Reliance Computer Corp.
2251 Lawson Lane
Santa Clara, CA  95054

Attn: Secretary

The undersigned hereby elects to exercise the option indicated below with respect to the number of shares of Common Stock of Reliance Computer Corp. (the "Company") set forth:

         Option Grant Date:                 ____________________________________

         Type of Option:                    ______   Incentive Stock Option

                                            ______   Nonstatutory Option

         Number of Shares Being Exercised:  ________________________ Shares

         Exercise Price Per Share:          $_______________________

         Total Exercise Price:              $_______________________

         Method of Payment:                 ______ Cash

                                            ______ Check

Enclosed herewith is payment in full of the total exercise price, a copy of the Option Agreement and executed copy of an Investment Representation Statement (Exhibit B).

My exact name, current address and social security number are:

Name: ________________________             Address:

SSN: __________________________            _____________________________________

                                           _____________________________________


         Dated: _____________________             ______________________________
                                                  (Optionee's Signature)

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER: ________________________________________

COMPANY:   RELIANCE COMPUTER CORP.

SECURITY:  COMMON STOCK

AMOUNT:    ________________________________________


In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

(a) I am sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

(b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. In addition, I understand the Securities have not been registered under the Delaware Corporation Law.

(c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). Moreover, I understand that the company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring not less than a prescribed period after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act") and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

(e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

(f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by me and the furnishing to the company of (i) detailed information regarding the disposition, and (ii) opinion of my counsel to the effect that such disposition will not require registration (I understand such counsel's opinion shall concur with the opinion by counsel for the Company and I shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has offered its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(g) I understand that this Investment Representation Statement is intended to restrict the above-listed Securities only to the extent required by applicable law, and that it shall not be construed to increase the limitations on transfer of the above-listed Securities beyond the requirements of applicable law.


                                        Signature of Purchaser:


                                        ________________________________________


                                        Date:______________________________